Core-Mark Announces Two- for-One Stock Split

South San Francisco, California - May 21, 2014 - Core-Mark Holding Company, Inc. (Nasdaq: CORE), one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America, announced today that its Board of Directors has approved a two-for-one stock split of its outstanding common stock to be effected through a stock dividend. The additional shares will be distributed on June 26, 2014 to shareholders of record at the close of business on June 9, 2014. Trading is expected to begin at the split-adjusted price on June 27, 2014. As a result of the stock split, the total number of shares of Core-Mark common stock outstanding will increase from approximately 11.5 million to 23.0 million.

“We are pleased to be able to split the stock as a result of our stock performance. We believe this stock split may broaden our investor base and improve the trading liquidity of our stock,” said Thomas B. Perkins, President and Chief Executive Officer. “We continue to have confidence in the Company’s strong financial position and believe additional liquidity is in the best interest of our shareholders.”

Adjusting for the two-for-one stock split, the Company expects diluted earnings per-share for the full year to be between $1.75 and $1.83, or excluding LIFO expense, between $2.08 and $2.15. The quarterly cash dividend announced May 2, 2014 will not be affected by this stock split.

Core-Mark
Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to over 30,000 customer locations in the U.S. and Canada through 28 distribution centers (excluding two distribution facilities the Company operates as a third party logistics provider). Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry convenience products. For more information, please visit www.core-mark.com.

Forward Looking Statements

Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial conditions or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual actions and results could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “regular,” “continue,” “plan,” “propose” or other similar words or expressions. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

For a better understanding of some of these risks, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q subsequently filed by us. Except as provided by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 x 3027 or at mdraper@core-mark.com